Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-4

(Form Type)

CRANE HOLDINGS, CO.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $1.00 per share	Rule 457(c) and Rule 457(f)(1)	59,493,649	N/A	$6,004,693,993.57	0.0000927	$556,635.13

Fees Previously Paid

	Total Offering Amounts					$6,004,693,993.57		$556,635.13

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$556,635.13

(1)

Includes the maximum number of shares of common stock, par value $1.00 per share, of Crane Holdings, Co., a Delaware corporation (“Crane Holdings”), that may be issuable pursuant to the merger of Crane Transaction Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of Crane Holdings (“Merger Sub”), with and into Crane Co., a Delaware corporation (“Crane Co.”), pursuant to the Agreement and Plan of Merger, by and among Crane Co., Crane Holdings and Merger Sub, dated February 28, 2022, as described in the proxy statement/prospectus that forms a part of this Registration Statement, based upon the number of shares of common stock, par value $1.00 per share, of Crane Co. outstanding at the close of business on February 28, 2022, or that may be issuable pursuant to outstanding equity-based incentive awards prior to the date the merger is expected to be completed. Pursuant to the merger, each outstanding share of Crane Co. common stock will be converted into the right to receive one share of Crane Holdings common stock.

(2)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($102.51 per share) and low ($99.34 per share) prices of Crane Co. common stock on the New York Stock Exchange on February 22, 2022 ($100.93 per share), which date is within five business days prior to filing this Registration Statement, in accordance with Rule 457(c) and Rule 457(f)(1).